Exhibit 99.2

October 6, 2017

Caesars Entertainment Announces New Board of Directors Following Completion of Restructuring of CEOC

James Hunt Named Chairman

LAS VEGAS, Oct. 6, 2017 /PRNewswire/ — Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment”) today announced its new Board of Directors (the “Board”) following the completion of its previously announced merger with Caesars Acquisition Company (“CAC”) and the conclusion of the restructuring of Caesars Entertainment Operating Company, Inc. (“CEOC”) and its debtor subsidiaries.

The members of the new Board selected James Hunt to be Chairman. Mr. Hunt brings a significant depth and breadth of business expertise gained during his 10 years at The Walt Disney Company and 15 years at Ernst & Young. Mr. Hunt also brings extensive board experience serving as a director for Brown & Brown, Inc., The St. Joe Company and Penn Mutual Life Insurance Co. in recent years, as well as the Nemours Foundation and Children’s Hospital Los Angeles.

“It is an honor to have been designated as Chairman of the Board of Caesars Entertainment,” said Mr. Hunt. “Caesars is a leader in gaming and entertainment with strong brands, first-class properties and talented people. I am committed to working tirelessly with our Board colleagues and our management team to drive long-term value creation.”

Mark Frissora, President and Chief Executive Officer of Caesars Entertainment, will remain an executive member of the Board.

“The completion of the merger and restructuring process present Caesars Entertainment with the opportunity to continue on our path of growth and value creation,” Mr. Frissora said. “I look forward to partnering with Jim and all of the members of the incoming board to continue to take steps to unlock new growth opportunities.”

Along with Messrs. Hunt and Frissora, members of the Board include Thomas Benninger, John Boushy, John Dionne, Matthew Ferko, Don Kornstein, David Sambur, Richard Schifter, Marilyn Spiegel and Christopher Williams.

Completion of Merger and Restructuring

Caesars Entertainment today also announced the completion of its previously announced merger with CAC and the conclusion of the restructuring of its CEOC and its debtor subsidiaries. For more information on the newly restructured Caesars Entertainment and its opportunities to further invest in its growth strategy and realize the benefits of a simpler and less leveraged capital structure, please refer to the separately issued press release: [http://investor.caesars.com/releases.cfm].

Director Biographies

James Hunt served as Chief Financial Officer and Executive Vice President of Walt Disney Parks and Resorts Worldwide from 2003 to 2012. He currently serves on the boards of directors of Brown & Brown, Inc., The St. Joe Company and Penn Mutual Life Insurance Co., as well as Nemours Foundation and Children’s Hospital Los Angeles. Mr. Hunt holds a Bachelor of Science, Summa cum Laude, in Business Administration from the University of Central Florida. Additionally, Mr. Hunt is a Certified Public Accountant with an active license in the state of Florida.

Mark Frissora became a member of Caesars Entertainment’s board of directors in February 2015. Mr. Frissora serves as Caesars Entertainment’s Chief Executive Officer and President. Mr. Frissora has 41 years of business experience that spans all levels of management and functional roles, including Chairman and CEO of two Fortune 500 companies over the last 14 years. Prior to joining Caesars Entertainment, he served as the Chairman and Chief Executive Officer of Hertz Global Holdings, Inc. from July 2006 until September 2014. Prior to joining Hertz in July 2006, Mr. Frissora led Tenneco, Inc., where he served as Chairman and Chief Executive Officer from January 2000 to July 2006. He also serves as a director of Delphi Automotive PLC, where he is a member of its nominating and governance committee and chairman of its compensation committee. Mr. Frissora previously served on the boards of directors of Walgreens Boots Alliance, FMC Corporation and NCR Corporation, in addition to Hertz and Tenneco. Mr. Frissora holds a bachelor’s degree from The Ohio State University and has completed executive development programs at Babson College and the Thunderbird International School of Management. He is a member of the CEO Roundtables of the American Gaming Association and the U.S. Travel Association.

Thomas Benninger founded and has been a Managing General Partner of Global Leveraged Capital, LLC, a private investment advisory firm, since 2006. Mr. Benninger has served on the boards of directors of Revel AC, Inc., Squaw Valley Ski Corporation, and Affinity Gaming, LLC, and was the Chairman of the board of managers of Tropicana Entertainment, LLC. He currently serves as the Chairman of the boards of directors of Video King Acquisition Corp. and Truckee Gaming, LLC. Mr. Benninger holds a Bachelor of Arts degree in Economics and a Master of Business Administration degree from Stanford University. He was a Certified Public Accountant in California.

John Boushy served as Senior Advisor of Zolfo Cooper, a financial and operational restructuring firm, representing the second-priority noteholders of CEOC, from February 2015 to December 2016. Prior to that, from July 2010 to December 2014, Mr. Boushy advised the board of directors of The Cosmopolitan of Las Vegas, a new property on the Las Vegas Strip, on areas including property branding, operations, marketing, financial performance and investment opportunities for capital investment. In 2008, Mr. Boushy founded Boushy Consulting, LLC, and subsequently co-founded ReelMetrics, a gaming-centric data sciences service for the casino industry. Before serving as President and CEO of Ameristar Casinos, Inc. from 2006 to 2008, Mr. Boushy served in various senior roles at The Promus Companies and Harrah’s Entertainment, Inc., Caesars Entertainment’s predecessor companies. Mr. Boushy currently serves on the board of directors of ReelMetrics Holding B.V., previously served on the boards of directors of C2Rewards, Inc., City of Hope, and Ameristar Casinos, Inc. He holds a Bachelor’s Degree from North Carolina State University and a Master’s degree from North Carolina State University.

John Dionne has been a Senior Advisor of the Blackstone Group L.P., an investment firm, since July, 2013 and a Senior Lecturer in the Finance Unit of the Harvard Business School since January, 2014. Until he retired from his position as a Senior Managing Director at Blackstone in June 2013, Mr. Dionne was Global Head of its Private Equity Business Development and Investor Relations Groups and served as a member of Blackstone’s Private Equity Investment and Valuation Committees. Mr. Dionne originally joined Blackstone in 2004 as the Founder and Chief Investment Officer of the Blackstone Distressed Securities Fund. Before joining Blackstone, Mr. Dionne was for several years a Partner and Portfolio Manager for Bennett Restructuring Funds, specializing in financially troubled companies, during which time he also served on several official and ad-hoc creditor committees. He is a Chartered Financial Analyst and Certified Public Accountant (inactive). Mr. Dionne currently serves as a member of the boards of directors of Cengage Learning Holdings II, Inc., Momentive Performance Materials, Inc., and Pelmorex Media, Inc. He previously served as a member of the boards of directors of several companies and not-for profit organizations. Mr. Dionne holds a Bachelor of Science degree from the University of Scranton, and a Master of Business Administration from Harvard Business School.

Matthew Ferko has over 21 years of experience as an institutional investor in the distressed space, with a particular expertise in the gaming and lodging sectors. From 2006 through 2012, Mr. Ferko served as a senior distressed debt analyst for Franklin Templeton Investments Mutual Series Funds, where he was responsible for generating investment ideas for a deep value mutual fund with approximately $65 billion of assets under management. Prior to joining Franklin Templeton Investments in 2006, Mr. Ferko was a Vice President and Director of Investments, Distressed Securities at Harbinger Capital Partners (formerly known as Harbert Management Corporation) from 2004 until 2005. Mr. Ferko also was the Head of U.S. Distressed Debt Research at UBS from 2000 to 2004, during which time he served as a member of the board of Chi Energy. Prior to joining UBS, Mr. Ferko was a Director at ING Barings. Mr. Ferko earned his M.B.A. from New York University, Leonard N. Stern School of Business, and he holds a Bachelor of Science degree from Miami University, where he graduated magna cum laude.

Don Kornstein founded and has served as the managing member of the strategic, management and financial consulting firm Alpine Advisors LLC. Mr. Kornstein served on the board of directors of CAC from January 2014 until the merger with Caesars Entertainment. He previously served as a non-executive director on the board of Gala Coral Group, Ltd., a diversified gaming company based in the United Kingdom, from June 2010 until its merger with Ladbrokes PLC in November 2016. He has served on the boards of directors of Affinity Gaming, Inc. (Chairman), a casino gaming company, from March 2010 until January 2014, Bally Total Fitness Corporation (Chairman & Chief Restructuring Officer), Circuit City Stores, Inc., Cash Systems, Inc., Shuffle Master, Inc. and Varsity Brands, Inc. Mr. Kornstein served as Chief Executive Officer, President and Director of Jackpot Enterprises, Inc., which was a NYSE-listed gaming company until its sale, and was an investment banker and Senior Managing Director of Bear, Stearns & Co. Inc. Mr. Kornstein earned his Bachelor of Arts degree, Magna Cum Laude, from the University of Pennsylvania and his Master of Business Administration from Columbia University Graduate School of Business.

David Sambur became a member of Caesars Entertainment’s board of directors in November 2010. Mr. Sambur is a Senior Partner of Apollo, having joined in 2004. Mr. Sambur has experience in financing, analyzing, investing in and/or advising public and private companies and their boards of directors. Prior to joining Apollo, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur serves on the boards of directors of AP Gaming Holdco, Inc., CareerBuilder, ClubCorp, Coinstar, LLC, Diamond Resorts International Inc., Rackspace Inc., EcoATM, LLC and Redbox Automated Retail, LLC. Mr. Sambur previously served on the boards of directors of Hexion Holdings, LLC, Momentive Performance Materials, Inc. and Verso Paper Corporation. Mr. Sambur is also a member of the Mount Sinai Department of Medicine Advisory Board. Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a bachelor’s degree in economics.

Richard Schifter became a member of Caesars Entertainment’s board of directors in May 2017. Mr. Schifter is a senior advisor at TPG. He was a partner at TPG from 1994 through 2013. Prior to joining TPG, Mr. Schifter was a partner at the law firm of Arnold & Porter in Washington, D.C., where he specialized in bankruptcy law and corporate restructuring. He joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter currently serves on the boards of directors of LPL Financial Holdings, Inc. and American Airlines Group and on the board of overseers of the University of Pennsylvania Law School. Mr. Schifter is also a member of the board of directors of Youth, I.N.C. (Improving Non-Profits for Children). Mr. Schifter received a B.A. with distinction from George Washington University and a law degree, cum laude from the University of Pennsylvania Law School in 1978.

Marilyn Spiegel has over twenty years of experience in human resources and operations at Harrah’s Entertainment. She served as President of Wynn Las Vegas & Encore from December 2010 through February 2013; President of five Caesars Las Vegas Strip properties from January 2004 through November 2010; Senior Vice President of Human Resources at Harrah’s Entertainment from June 1999 through December 2003; and General Manager of Harrah’s Shreveport from August 1997 through June 1999. She currently serves on the boards of directors of Catholic Charities of Southern Nevada, Girl Scouts of Southern Nevada, and Nicholas & Co. Ms. Spiegel holds a Bachelor of Science degree in Marketing and a Master of Education degree from the University of Utah.

Christopher Williams became a member of Caesars Entertainment’s board of directors in April 2008. Mr. Williams has been Chairman of the board of directors and Chief Executive Officer of Williams Capital Group, L.P., an investment bank, since 1994, and Chairman of the Board and Chief Executive Officer of Williams Capital Management, LLC, an investment management firm, since 2002. Mr. Williams also serves on the boards of directors for Cox Enterprises, Inc., The Clorox Company, and Ameriprise Financial, Inc., Mr. Williams also serves on the board of directors of the Lincoln Center for the Performing Arts and The Partnership for New York City and is also chairman of the board of overseers of the Tuck School of Business at Dartmouth College. He previously served on the board of directors of Wal-Mart Stores, Inc. Mr. Williams holds a bachelor’s degree from Howard University and an M.B.A. from Dartmouth College’s Tuck School of Business.

About Caesars Entertainment Corporation

Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Caesars Entertainment is mainly comprised of the following three entities: the wholly owned operating subsidiaries CEOC, Caesars Entertainment Resort Properties, LLC and Caesars Growth Partners, LLC. Since its beginning in Reno, Nevada in 1937. Caesars Entertainment has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

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